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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Metromedia Fiber Network, Inc. for the registration of 813,789 shares of its class A common stock and to the incorporation by reference therein of our report dated March 4, 1999, with respect to the consolidated financial statements of Metromedia Fiber Network, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

New York, New York
September 7, 1999